As filed with the United States Securities and Exchange Commission on August 17, 2022

Registration No. 333- _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERION NETWORK LTD.
 (Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

26 HaRokmim Street
Holon 5885849, Israel
Tel: (+972) (73) 398-1000
 (Address of Principal Executive Offices)(Zip Code)

Equity Incentive Plan
(Full Title of the Plans)

Intercept Interactive Inc. d/b/a Undertone
One World Trade Center, 77th Floor, Suite A, New York, NY
New York, NY 10007
Phone:  (212) 685-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dr. Shachar Hadar, Adv. Elad Ziv, Adv. Meitar | Law Offices 16 Abba Hillel Road Ramat Gan 5250608, Israel Tel: +972 (3) 610-3100 Fax: +972 (3) 610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

The Company initially filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on May 10, 2006 (File No. 333-133968) (the “Original S-8”) to register under the Securities Act the offer and sale of 456,000 Ordinary Shares pursuant to the Plan. The Company then filed additional Registration Statements on Form S-8 (with the Commission file numbers indicated below) on the following dates to register the offer and sale of the following additional numbers of shares under the Plan (collectively with the Original S-8, the “Prior Registration Statements”):

Date	SEC File Number	Number of Shares
June 30, 2008	333-152010	333,333
January 20, 2011	333-171781	333,333
May 20, 2013	333-188714	333,333
November 18, 2013	333-192376	666,667
December 31, 2013	333-193145	1,378,682
April 27, 2015	333-203641	666,667
December 1, 2015	333-208278	1,666,667
March 7, 2017	333-216494	1,666,667
March 16, 2020	333-237196	1,300,000
November 4, 2020	333-249846	1,350,000
January 20, 2022	333-262260	1,350,000

On August 26, 2018, following the approval of a special general meeting of its shareholders held on August 2, 2018, the Company executed a 3-to-1 reverse share split of the Company’s ordinary shares, such that each three ordinary shares, par value NIS 0.01 per share, then outstanding were consolidated into one ordinary share, par value NIS 0.03. Accordingly, and unless otherwise indicated, all of the share numbers referenced above have been adjusted, on a retroactive basis, to reflect that 3-to-1 reverse share split.

This Registration Statement has been prepared and filed pursuant to General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the offer and sale of an additional 1,300,000 Ordinary Shares pursuant to the Plan from time to time.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements related to the Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on March 16, 2022;

(b)
The Registrant’s reports of Foreign Private Issuer on Form 6-K furnished to the Commission on April 28, 2022 – Report No. 3 (relating solely to the GAAP financial statements tables attached as Exhibit 99.1 thereto), May 24, 2022 – Report No. 1, June 13, 2022 – Report No. 1, July 5, 2022 – Report No. 1, August 3, 2022 – Report No. 1 (relating solely to the GAAP financial statements tables attached thereto as Exhibit 99.1), and August 17, 2022 – Report No. 3; and

(c)
The description of the Registrant’s Ordinary Shares set forth in the Prospectus, dated January 30, 2006, contained in the Registrant’s registration statement on Form F-1/A (No. 333-129246), filed with the Commission on January 30, 2006, as updated by (ii) Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019 filed with the Commission on March 16, 2020, and any amendment or report filed for the purpose of further updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any Reports of Foreign Private Issuer on Form 6-K subsequently furnished by the Registrant to the Commission during such period (or portions thereof) that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective dates of filing or furnishing (as applicable) of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS.

The following exhibits to this Registration Statement on Form S-8 are filed together herewith or incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1*	Opinion of Meitar | Law Offices as to the legality of the Registrant’s Ordinary Shares

23.1*	Consent of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global

23.3*	Consent of Meitar | Law Offices (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Perion 2003 Israeli Share Option Plan and U.S. Addendum(1)

99.2	Perion Equity Incentive Plan(2)

107	Filing Fee Calculation

*	Filed herewith.

(1)	Previously filed with the SEC on April 29, 2013 as an exhibit to the Registrant’s annual report on Form 20-F, and incorporated herein by reference

(2)	Previously filed with the SEC on October 15, 2013 as an exhibit to the Registrant’s report of foreign private issuer on Form 6-K, and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holon, Israel, on this 17th day of August, 2022.

Perion Network Ltd.

By:	/s/ Doron Gerstel
Name:	Doron Gerstel
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint Doron Gerstel and Maoz Sigron, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 17, 2022.

Name	Title

/s/ Eyal Kaplan	Chairman of the Board of Directors
Eyal Kaplan

/s/ Doron Gerstel	Chief Executive Officer and Director
Doron Gerstel	(Principal Executive Officer)

/s/ Maoz Sigron	Chief Financial Officer
Maoz Sigron	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michal Drayman	Director
Michal Drayman

/s/ Amir Guy	Director
Amir Guy

/s/ Rami Schwartz	Director
Rami Schwartz
/s/ Michael Vorhaus	Director
Michael Vorhaus /s/ Joy Marcus	Director
Joy Marcus

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Perion Network Ltd., has signed this registration statement on August 17, 2022.

Intercept Interactive Inc. D/B/A Undertone

By:	/s/ Doron Gerstel
Name:	Doron Gerstel
Title:	Director